UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

Claros Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40993	47-4074900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P.
60 Columbus Circle, 20th Floor
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(212) 484-0050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2021, Claros Mortgage Trust, Inc. (the “Company”), the subsidiary guarantors named therein, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, entered into an Amendment No. 3 to Term Loan Credit Agreement (“Amendment No. 3”) to the Company’s Term Loan Credit Agreement, dated as of August 9, 2019, as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of December 1, 2020, and Amendment No. 2 to Term Loan Credit Agreement, dated as of November 15, 2021 (the “Existing Term Loan Agreement”).

Amendment No. 3 provides for, among other things, (i) a reduction of the applicable margin by 0.50% and (ii) a reduction of the interest rate floor by 0.50%, for a current total reduction of the interest rate of 1.0%, pursuant to which advances under the Existing Term Loan Agreement bear interest. From and after the Amendment No. 3, the applicable margin for advances accruing interest at the secured overnight financing rate (SOFR) will be 4.50% per annum (with an interest rate floor of 0.50%) and the applicable margin for advances accruing interest at the base rate will be 3.50% per annum (with an interest rate floor of 1.50%). Previously, advances outstanding under the Existing Term Loan Agreement accrued interest at either LIBOR plus 5.0% per annum (with an interest rate floor of 1.0%) or the base rate plus 4.0% per annum (with an interest rate floor of 2.0%).

In addition, Amendment No. 3 reduced the twelve-month soft call protection period under the Existing Term Loan Agreement to six months, which would require the payment of a 1.0% premium to repay the borrowings thereunder in connection with a repricing or refinancing transaction after the effective date of Amendment No. 3.

The foregoing summary of Amendment No. 3 does not purport to be complete and is qualified in its entirety by references to Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 3, 2021, the Company issued a press release announcing the entry into Amendment No. 3. A copy of that press release is furnished as Exhibit 99.1 to this report. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.clarosmortgage.com.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 3 to Term Loan Credit Agreement by and among the Company, the subsidiary guarantors named therein, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, dated as of December 2, 2021.

99.1	Press Release dated December 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: December 3, 2021	By:	/s/ J. Michael McGillis
J. Michael McGillis
President and Chief Financial Officer